Exhibit 4.01

SUPPLEMENTAL TRUST INDENTURE

FROM

NORTHERN STATES POWER COMPANY

(A WISCONSIN CORPORATION)

TO

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

TRUSTEE

DATED AS OF

JUNE 9, 2026

SUPPLEMENTAL TO TRUST INDENTURE

DATED APRIL 1, 1947

AND

SUPPLEMENTAL AND RESTATED

TRUST INDENTURE

DATED MARCH 1, 1991

TABLE OF CONTENTS

		Page
PARTIES		1

RECITALS		1

ARTICLE I	SPECIFIC SUBJECTION OF ADDITIONAL PROPERTY TO THE LIEN OF THE INDENTURE	8

Section 1.01	Grant of Certain Property, Including Personal Property to Comply with the Uniform Commercial Code, Subject to Permitted Encumbrances Contained in the Indenture	8

ARTICLE II	FORM AND EXECUTION OF SERIES DUE JUNE 15, 2041	10

Section 2.01	Series Due June 15, 2041	10

Section 2.02	Redemption of Bonds	10

Section 2.03	Surrender	12

Section 2.04	Taxes and Governmental Charges	12

Section 2.05	Restricted Securities	12

Section 2.06	Home Office Payment	13

ARTICLE III	APPOINTMENT OF AUTHENTICATING AGENT	14

Section 3.01	Appointment of Agent or Agents for Bonds of Series due June 15, 2041	14

Section 3.02	Concerning the Agent	14

Section 3.03	Form of Alternate Certificate of Authentication	15

Section 3.04	Limit on Location and Number of Agents	15

ARTICLE IV	FINANCING STATEMENT TO COMPLY WITH THE UNIFORM COMMERCIAL CODE	15

Section 4.01	Names and Addresses of Debtor and Securing Party	15

Section 4.02	Property Subject to Lien	16

Section 4.03	Maturity Dates and Principal Amounts of Obligations Secured	16

Section 4.04	Financing Statement Adopted for all First Mortgage Bonds Listed in Section 4.03	16

Section 4.05	Recording Data for the Indenture	16

i

TABLE OF CONTENTS

(continued)

		Page
Section 4.06	Mortgage Bonds	17

Section 4.07	Additional Financing Statements and Amendments	17

ARTICLE V	MISCELLANEOUS	17

Section 5.01	Recitals of Fact, Except as Stated, are Statements of the Company	17

Section 5.02	Supplemental Trust Indenture to be Construed as Part of the Indenture	18

Section 5.03	Trust Indenture Act and Severability	18

Section 5.04	Indenture	18

Section 5.05	References to Either Party in Supplemental Trust Indenture Include Successors or Assigns	18

Section 5.06	Counterparts and Headings	18

Schedule A – Properties

ii

Supplemental Trust Indenture, made effective as of the 9th day of June, 2026, by and between NORTHERN STATES POWER COMPANY, a corporation duly organized and existing under and by virtue of the laws of the State of Wisconsin, having its principal office in the City of Eau Claire, Wisconsin (the “Company”), party of the first part, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association organized and existing under and by virtue of the laws of the United States of America, having its principal office in the City of St. Paul, Minnesota, as successor trustee (and, without limiting the foregoing, as successor to U.S. BANK NATIONAL ASSOCIATION, as trustee) (the “Trustee”), party of the second part;

WITNESSETH:

WHEREAS, the Company, has heretofore executed and delivered to the Trustee its Trust Indenture, made as of April 1, 1947 (the “1947 Indenture”), whereby the Company granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed to the Trustee, and to its respective successors in trust, all property, real, personal and mixed then owned or thereafter acquired or to be acquired by the Company (except as therein excepted from the lien thereof) and subject to the rights reserved by the Company in and by the provisions of the 1947 Indenture, to be held by said Trustee in trust in accordance with the provisions of the 1947 Indenture for the equal pro rata benefit and security of all and every of the bonds issued and to be issued thereunder in accordance with the provisions thereof; and

WHEREAS, the Indenture (as defined below) provides that bonds may be issued thereunder in one or more series, each series to have such distinctive designation as the Board of Directors of the Company may select for such series; and

WHEREAS, the Company heretofore has executed and delivered to the Trustee the following additional Supplemental Trust Indentures which, in addition to conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee, and its respective successors in said trust, additional property acquired by it subsequent to the preparation of the next preceding Supplemental Trust Indenture and adding to the covenants, conditions and agreements of the Indenture certain additional covenants, conditions and agreements to be observed by the Company, created the following series of First Mortgage Bonds:

Date of Supplemental Trust Indenture	Designation of Series

March 1, 1949	Series due March 1, 1979 (retired)
June 1, 1957	Series due June 1, 1987 (retired)
August 1, 1964	Series due August 1, 1994 (redeemed)
December 1, 1969	Series due December 1, 1999 (redeemed)
September 1, 1973	Series due October 1, 2003 (redeemed)
February 1, 1982	Pollution Control Series A (redeemed)
March 1, 1982	Series due March 1, 2012 (redeemed)
June 1, 1986	Series due July 1, 2016 (redeemed)
March 1, 1988	Series due March 1, 2018 (redeemed)
April 1, 1991	Series due April 1, 2021 (redeemed)
March 1, 1993	Series due March 1, 2023 (redeemed)
October 1, 1993	Series due October 1, 2003 (retired)
December 1, 1996	Series due December 1, 2026 (redeemed)
September 1, 2003	Series A due October 1, 2018, and Series B due October 1, 2018 (redeemed)
September 1, 2008	Series due September 1, 2038
October 1, 2012	Series due October 1, 2042
June 1, 2014	Series due June 15, 2024 (retired)
November 1, 2017	Series due December 1, 2047
September 1, 2018	Series due September 1, 2048
May 18, 2020	Series due May 1, 2051
July 19, 2021	Series due May 1, 2051
July 15, 2022	Series due September 15, 2052
May 10, 2023	Series due June 15, 2053
May 13, 2024	Series due June 15, 2054

WHEREAS, the 1947 Indenture and all of the foregoing Supplemental Trust Indentures are referred to herein collectively as the “Original Indenture”; and

WHEREAS, the Company heretofore has executed and delivered to the Trustee a Supplemental and Restated Trust Indenture, dated March 1, 1991 (the “Restated Indenture”), which, in addition to conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee, and its respective successors in said trust, additional property acquired by it subsequent to the preparation of the next preceding Supplemental Trust Indenture, amended and restated the Original Indenture (except for those Supplemental Trust Indentures executed after March 1, 1991); and

WHEREAS, the Restated Indenture became effective and operative on October 1, 1993; and

WHEREAS, the Original Indenture, the Restated Indenture and all trust indentures supplemental thereto are referred to herein collectively as the “Indenture” and certain capitalized terms defined in Section 1.03 of the Restated Indenture are used with the same meanings herein; and

WHEREAS, the Company is desirous of providing for the creation under the Indenture of a new series of First Mortgage Bonds, said new series of bonds to be designated “First Mortgage Bonds, Series due June 15, 2041,” the bonds of said series to be issued as registered bonds without coupons in denominations of a multiple of $100,000 and integral multiples of $1,000 in excess thereof, and the bonds of said series to be substantially in the following form:

(Form of Bonds of Series due June 15, 2041)

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

NORTHERN STATES POWER COMPANY

(Incorporated under the laws of the State of Wisconsin)

First Mortgage Bond

Series due June 15, 2041

PPN 665789 B*3

No. _______________	$________________

NORTHERN STATES POWER COMPANY, a corporation organized and existing under and by virtue of the laws of the State of Wisconsin (the “Company”), for value received, hereby promises to pay to _________ or its registered assigns, by the method and at the address specified by the Initial Bondholder (as defined herein) in Schedule B to the Bond Purchase Agreement, of even date herewith, between the Company and the purchasers named therein (the “Purchase Agreement”), the sum of _________ Dollars in lawful money of the United States of America, on the 15th day of June 2041, and subject to Section 2.06 of the Supplemental Trust Indenture, to pay interest hereon from the date hereof at the rate of 5.48 percent per annum, in like money, until the principal hereof becomes due and payable; said interest being payable to the person entitled to such interest by the method and at the address specified by such Initial Bondholder on the 15th day of June and on the 15th day of December in each year, commencing December 15, 2026; provided further that as long as there is no existing default in the payment of interest and except for the payment of defaulted interest, the interest payable on any June 15 or December 15 will be paid to the person in whose name this bond was registered at the close of business on the record date (the June 1 prior to such June 15 or December 1 prior to such December 15 (whether or not a business day)). If any interest payment date or date on which the principal of this bond is required to be paid is not a business day, then payment of principal, premium or interest need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on such interest payment date or date on which the principal of this bond is required to be paid and, in the case of timely payment thereof, no interest shall accrue for the period from and after such interest payment date or the date on which the principal of this bond is required to be paid. The term “business day” shall mean any day other than a Saturday or Sunday or a day on which the offices of the Trustee in the City of St. Paul, Minnesota are closed pursuant to authorization of law.

This bond is one of a duly authorized issue of bonds of the Company, known as its First Mortgage Bonds, of the series and designation indicated on the face hereof, which issue of bonds consists, or may consist, of several series of varying denominations, dates and tenor, all issued and to be issued under and equally secured (except insofar as a sinking fund, or similar fund, established in accordance with the provisions of the Indenture may afford additional security for the bonds of any specific series) by a Trust Indenture dated April 1, 1947 (the “1947 Indenture”), as supplemented by 24 supplemental trust indentures (collectively, the “Supplemental Trust Indentures”), a Supplemental and Restated Trust Indenture dated March 1, 1991 (the “Restated Indenture”) and a new supplemental trust indenture for the bonds of this series (the “Supplemental Trust Indenture”), all of which instruments are herein collectively called the “Indenture,” executed by the Company to U.S. Bank Trust Company, National Association, as successor trustee (the “Trustee”). The Restated Indenture amends and restates the 1947 Indenture and certain of the Supplemental Trust Indentures and became effective and operative on October 1, 1993. Certain capitalized terms defined in the Indenture are used with the same meanings herein. Reference is made to the Indenture for a complete description of its terms. Reference hereby is made to the Indenture for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the registered holders of the bonds as to such security and the terms and conditions upon which the bonds may be issued under the Indenture and are secured. The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture upon the happening of a Completed Default as provided in the Indenture.

The term Initial Bondholder as used herein means any registered holder of First Mortgage Bonds listed on Schedule B to the Purchase Agreement.

With the consent of the Company and to the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and of the registered holders of the bonds and the terms and provisions of the Indenture and of any instruments supplemental thereto may be modified or altered by the affirmative vote of the registered holders of at least 66 2/3% in principal amount of the bonds then outstanding under the Indenture and any instruments supplemental thereto (excluding bonds disqualified from voting by reason of the interest of the Company or of certain related persons therein as provided in the Indenture); provided that without the consent of all registered holders of all bonds affected no such modification or alteration shall permit the extension of the maturity of the principal of any bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest.

The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and interest hereon and for all other purposes and shall not be affected by any notice to the contrary.

Prior to December 15, 2040 (six months prior to the maturity date of the bonds of this series) (the “Par Call Date”), the Company may redeem the bonds of this series at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the bonds of this series matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 50 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the bonds of this series to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, the Company may redeem the bonds of this series at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the bonds of this series being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable:

(1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or

(2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

The Trustee shall have no duty to determine, or verify the calculation of, the redemption price.

Bonds of this series are not subject to a sinking fund.

This bond is transferable as prescribed in the Indenture by the registered holder hereof in person, or by his duly authorized attorney, at the office of the Trustee in St. Paul, Minnesota, or elsewhere if authorized by the Company, upon surrender and cancellation of this bond, and thereupon a new bond or bonds of the same series and of a like aggregate principal amount will be issued to the transferee in exchange therefor as provided in the Indenture, upon payment of taxes or other governmental charges, if any, that may be imposed in relation thereto; provided that this bond shall also be subject to the restrictions on transfer and exchange that appear above.

Bonds of this series are interchangeable as to denominations in the manner and upon the conditions prescribed in the Indenture.

No charge shall be made by the Company for any exchange or transfer of bonds of this series, other than for taxes or other governmental charges, if any, that may be imposed in relation thereto.

The Company shall not be required to issue, transfer or exchange any bond of this series during a period of 15 days immediately preceding (i) any selection of bonds of this series to be redeemed or (ii) any interest payment date. The Company shall not be required to transfer or exchange any bond of this series called or being called for redemption in its entirety or to transfer or exchange the called portion of a bond of this series which has been called for partial redemption.

No recourse shall be had for the payment of the principal of or any premium or the interest on this bond, or any part thereof, or of any claim based hereon or in respect hereof or of said Indenture, against any incorporator, or any past, present or future shareholder, officer or director of the Company or of any predecessor or successor corporation, either directly or through the Company, or through any such predecessor or successor corporation, or through any receiver or a trustee in bankruptcy, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released, as more fully provided in the Indenture.

This bond shall not be valid or become obligatory for any purpose unless and until the certificate of authentication hereon shall have been signed by or on behalf of U.S. Bank Trust Company, National Association, as successor Trustee under the Indenture, or its successor thereunder.

IN WITNESS WHEREOF, NORTHERN STATES POWER COMPANY has caused this bond to be signed in its name by its President or a Vice President and its corporate seal, or a facsimile thereof, to be hereto affixed and attested by its Secretary or an Assistant Secretary.

Dated:		NORTHERN STATES POWER COMPANY

Attest:	[Form-Not for Signature]	By:	[Form-Not for Signature]
[Vice] President

(Form of Trustee’s Certificate)

This bond is one of the bonds of the series designated thereon, described in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	[Form-Not for Signature]
Authorized Officer

and

WHEREAS, the Company is desirous of conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee and to its respective successors in trust, additional property that was not expressly described in the Original Indenture, in the Restated Indenture or in any previous Supplemental Trust Indenture; and

WHEREAS, the Indenture provides in substance that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of creating and setting forth the terms of any new series of bonds and of conveying, assigning, transferring, mortgaging, pledging, setting over and confirming to the Trustee additional property of the Company, and for any other purpose not inconsistent with the terms of the Indenture; and

WHEREAS, the execution and delivery of this Supplemental Trust Indenture have been duly authorized by a resolution adopted by the Board of Directors or a Committee of the Board of Directors of the Company; and

WHEREAS, U.S. Bank Trust Company, National Association has duly succeeded U.S. Bank National Association (the “Preceding Trustee”) as Trustee under the Indenture in accordance with Section 17.12 of the Restated Indenture; and

WHEREAS, the Trustee has duly determined to execute this Supplemental Trust Indenture and to be bound, insofar as it may lawfully do so, by the provisions hereof;

NOW, THEREFORE, Northern States Power Company, in consideration of the premises and of one dollar duly paid to it by the Trustee at or before the ensealing and delivery of these presents, the receipt of which is hereby acknowledged, and other good and valuable considerations, does hereby covenant and agree to and with U.S. Bank Trust Company, National Association, as Trustee, and its successors in the trust under the Indenture for the benefit of the registered holders of the bonds, or any of them, issued or to be issued thereunder, as follows:

ARTICLE I

SPECIFIC SUBJECTION OF ADDITIONAL PROPERTY

TO THE LIEN OF THE INDENTURE

SECTION 1.01. The Company, in order to better secure the payment, of both the principal and interest, of all bonds of the Company at any time outstanding under the Indenture according to their tenor and effect and the performance of and compliance with the covenants and conditions contained in the Indenture, has granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, warrant, release, convey, assign, transfer, mortgage, pledge, set over and confirm, unto U.S. Bank Trust Company, National Association, as Trustee, and to its respective successors in said trust forever, subject to the rights reserved by the Company in and by the provisions of the Indenture, all of the property described and mentioned or enumerated in the schedule annexed hereto and marked Schedule A, reference to said schedule being made hereby with the same force and effect as if the same were incorporated herein at length; together with all and singular the tenements, hereditaments and appurtenances belonging and in any way appertaining to the aforesaid property or any part thereof with the reversion and reversions, remainder and remainders, tolls, rents and revenues, issues, income, products and profits thereof;

Also, in order to subject the personal property and chattels of the Company to the Lien of the Indenture and in conformity with the provisions of the Uniform Commercial Code, all fossil, nuclear, hydro and other electric generating plants, including buildings and other structures, turbines, generators, boilers, reactors, nuclear fuel, other boiler plant equipment, condensing equipment and all other generating equipment; substations; electric transmission and distribution systems, including structures, poles, towers, fixtures, conduits, insulators, wires, cables, transformers, services and meters; steam heating mains and equipment; gas transmission and distribution systems, including structures, storage facilities, mains, compressor stations, purifier stations, pressure holders, governors, services and meters; office, shop and other buildings and structures, furniture and equipment; apparatus and equipment of all other kinds and descriptions; all municipal and other franchises, all leaseholds, licenses, permits, privileges and patent rights, parts or parcels of such real property; all as now owned or hereafter acquired by the Company and wherever situated pursuant to the provisions of the Indenture;

All the estate, right, title and interest and claim whatsoever, at law as well as in equity, that the Company now has or hereafter may acquire in and to the aforesaid property and franchises and every part and parcel thereof; excluding, however, (1) all shares of stock, bonds, notes, evidences of indebtedness and other securities other than such as may be or are required to be deposited from time to time with the Trustee in accordance with the provisions of the Indenture; (2) cash on hand and in banks other than such as may be or is required to be deposited from time to time with the Trustee in accordance with the provisions of the Indenture; (3) contracts, claims, bills and accounts receivable and choses in action other than such as may be or are required to be assigned to the Trustee in accordance with the provisions of the Indenture; (4) motor vehicles; (5) any stock of goods, wares and merchandise, equipment and supplies acquired for the purpose of sale or lease in the usual course of business or for the purpose of consumption in the operation, construction or repair of any of the properties of the Company; and (6) the properties described in Schedule B annexed to the 1947 Indenture;

To have and to hold all said property, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, to the Trustee and its successors and assigns forever, subject, however, to Permitted Encumbrances and to the further reservations, covenants, conditions, uses and trusts set forth in the Indenture; in trust nevertheless for the same purposes and upon the same conditions as are set forth in the Indenture.

Further, and without limiting the foregoing or any provision of the Indenture, the Company hereby acknowledges, affirms, grants, and re-grants unto U.S. Bank Trust Company, National Association, as Trustee, all mortgage liens and security interests held by the Preceding Trustee and each of its predecessors as Trustee under the Indenture, to the extent such mortgage liens and security interest have not heretofore been released in accordance with the Indenture.

ARTICLE II

FORM AND EXECUTION OF SERIES DUE JUNE 15, 2041

SECTION 2.01. There is hereby created, for issuance under the Indenture, a series of bonds designated Series due June 15, 2041, each of which shall bear the descriptive title “First Mortgage Bonds, Series due June 15, 2041,” (such bonds, the “Bonds”) and the form thereof shall contain suitable provisions with respect to the matters specified in this Section 2.01. The bonds of said series shall be substantially of the tenor and purport hereinbefore recited. The bonds of said series shall initially be authenticated and delivered in the aggregate principal amount of $250,000,000. The bonds of said series shall mature on June 15, 2041, and shall be issued as registered bonds without coupons in denominations of a multiple of $100,000 and integral multiples of $1,000 in excess thereof. The bonds of said series shall bear interest at the rate of 5.48% per annum payable semi-annually on June 15 and December 15 of each year commencing December 15, 2026, and subject to Section 2.06 hereof, the principal and interest shall be payable to the Initial Bondholder entitled to such payments by the method and at the address specified by such Initial Bondholder. Interest on the Bonds shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date or date on which the principal of the Bonds is required to be paid is not a business day, then payment of principal, premium or interest need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on such interest payment date or date on which the principal of the Bonds is required to be paid and, in the case of timely payment thereof, no interest shall accrue for the period from and after such interest payment date or the date on which the principal of the Bonds is required to be paid. The Bonds shall be dated as of the date of authentication thereof by the Trustee.

As long as there is no existing default in the payment of interest on the Bonds, the person in whose name any Bond is registered at the close of business on any Regular Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding any transfer or exchange of such Bond subsequent to the Regular Record Date and on or prior to such interest payment date. Defaulted Interest shall be paid by the Company as provided in Section 2.03 of the Indenture.

The term “Regular Record Date” as used in this Section 2.01 with respect to any interest payment date (June 15 or December 15) shall mean the June 1 prior to such June 15 or December 1 prior to such December 15 (whether or not a business day). The term “business day” as used in this Section 2.01 shall mean any day other than a Saturday or Sunday or a day on which the offices of the Trustee in the City of St. Paul, Minnesota are closed pursuant to authorization of law.

SECTION 2.02. Prior to December 15, 2040 (six months prior to the maturity date of the Bonds) (the “Par Call Date”), the Company may redeem the Bonds at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Bonds matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 50 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the Bonds to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, the Company may redeem the Bonds at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Bonds being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable:

(1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or

(2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

The Trustee shall have no duty to determine, or verify the calculation of, the redemption price.

The Bonds are not subject to a sinking fund.

The redemption prices of the Bonds need not be specified in any temporary bond of said series if an appropriate reference be made in said temporary bond to the provision of this Section 2.02.

SECTION 2.03. The registered owner of any Bond or Bonds at his, her or its option may surrender the same at the office of the Trustee in St. Paul, Minnesota, or elsewhere if authorized by the Company, for cancellation, in exchange for other bonds of the said series of the same aggregate principal amount, bearing interest as provided in Section 2.01 hereof thereupon, and upon receipt of any payment required under the provisions of Section 2.04 hereof, the Company shall execute and deliver to the Trustee and the Trustee shall authenticate and deliver such other registered bonds to such registered holder at its office or at any other place specified as aforesaid.

SECTION 2.04. No charge shall be made by the Company for any exchange or transfer of the Bonds other than for taxes or other governmental charges, if any, that may be imposed in relation thereto.

SECTION 2.05. All Bonds, and all bonds issued upon registration of, transfer of or in exchange for, any such bonds of said series, shall be restricted securities (within the meaning of Rule 144 under the Securities Act of 1933 (the “Securities Act”); hereinafter, collectively, “Restricted Securities”) and shall be subject to the restrictions on transfer provided in the legends set forth on the Restricted Securities. The registered holder of each Restricted Security, by such registered holder’s acceptance thereof, agrees to be bound by such restrictions on transfer. All Restricted Securities shall bear on their faces the applicable legends limiting transferability set forth on the form of bond in the recitals hereto.

Each registered holder will be deemed to have represented and agreed to offer, sell, pledge or otherwise transfer such Bonds only in accordance with the legend set forth on the face of the Restricted Securities.

Subject to the restrictions on transfer and exchange set forth herein and in the Indenture, the holder of any Bonds issued hereunder may transfer or exchange such bonds in whole or in part (in a principal amount which is an integral multiple of $100,000 or in an amount which is not an integral multiple of $100,000 if the holder is transferring or exchanging all of the bonds of said series held by such holder) by surrendering them at the Corporate Trust Office of the Trustee or at the office of the transfer agent, together with (a), an executed instrument of assignment and transfer (in the case of a transfer) or a written request for exchange (in the case of exchange), and (b) additional certifications and evidence that such transfer or exchange is in compliance with the Securities Act and the restrictions on transfer set forth in such Bonds as may be required pursuant to the terms of this Supplemental Trust Indenture.

Upon surrender of a definitive Bond for transfer or exchange with the appropriate documentation, subject to the restrictions described herein and in the Indenture, the Trustee will, within five business days of such request if made at the Corporate Trust Office of the Trustee, or within 10 business days if made at the office of a transfer agent (other than the Trustee), authenticate and deliver at the Corporate Trust Office of the Trustee or the office of the transfer agent, as the case may be, to the transferee (in the case of transfer) or registered holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or registered holder (in the case of exchange) to such address as the transferee or holder, as applicable, may request, a definitive bond or bonds of said series, as the case may require, for a like aggregate principal amount and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any definitive Bond will not be valid unless made at the Corporate Trust Office of the Trustee or at the office of a transfer agent by the registered holder in person or by a duly authorized attorney-in-fact.

SECTION 2.06. So long as any Initial Bondholder or its nominee shall be the registered holder of any Bond, and notwithstanding anything contained in the Restated Indenture, the Company will pay all sums becoming due on such bond for principal, premium, if any, and interest by the method and at the address specified for such purpose for such Initial Bondholder in Schedule B to the Purchase Agreement, or by such other method (reasonably acceptable to the Trustee) or at such other address as such Initial Bondholder shall have from time to time specified to the Trustee in writing for such purpose, without the presentation or surrender of such bond, except that concurrently with payment and redemption in full of any such bond, the Initial Bondholder shall surrender such bond for cancellation to the Company at its principal office or place of payment designated by the Company pursuant to Article II of the Restated Indenture and Section 2.05 hereof. The Company shall afford the benefits of this Section 2.06 to any Institutional Investor (as defined below) that is the direct or indirect transferee of any Bond purchased by any Initial Bondholder under the Purchase Agreement and that has made the same agreement relating to such bond as such Initial Bondholder have made in this Section 2.06. Upon receiving payment as specified above without the presentation or surrender of any Bond, such Initial Bondholder, its nominee or subsequent Institutional Investor shall be deemed to have agreed to indemnify the Company and the Trustee for, and to hold each of them harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on either of their parts, arising out of or in connection with such Initial Bondholder, its nominee’s or such subsequent Institutional Investor’s failure to comply with the provisions of this Section 2.06, including the costs of defending itself in connection therewith, such indemnity to survive the payment of such bond and any resignation or removal of the Trustee.

The term “Institutional Investor” means (a) any Initial Bondholder, (b) any holder of a bond (together with one or more of its affiliates) holding more than 5% of the aggregate principal amount of the Bonds then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund (as defined in the Purchase Agreement) of any holder of any Bond.

ARTICLE III

APPOINTMENT OF AUTHENTICATING AGENT

SECTION 3.01. The Trustee shall, if requested in writing to do so by the Company, promptly appoint an agent or agents of the Trustee who shall have authority to authenticate registered Bonds in the name and on behalf of the Trustee. Such appointment by the Trustee shall be evidenced by a certificate of a vice-president of the Trustee delivered to the Company prior to the effectiveness of such appointment.

SECTION 3.02. (a) Any such authenticating agent shall be acceptable to the Company and at all times shall be a corporation which is organized and doing business under the laws of the United States or of any State, is authorized under such laws to act as authenticating agent, has a combined capital and surplus of at least $10,000,000 and is subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 3.02, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

(b) Any corporation into which any authenticating agent may lawfully be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any authenticating agent shall be a party, or any corporation succeeding to the corporate agency business of any authenticating agent, shall continue to be the authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or the authenticating agent.

(c) Any authenticating agent at any time may resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time, and upon written request of the Company to the Trustee shall, terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible in accordance with the provisions of this Section 3.02, the Trustee, unless otherwise requested in writing by the Company, promptly shall appoint a successor authenticating agent, which shall be acceptable to the Company. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named. No successor authenticating agent shall be appointed unless eligible under the provisions of this Section 3.02.

(d) The Trustee agrees to pay to any authenticating agent, appointed in accordance with the provisions of this Section 3.02, reasonable compensation for its services, and the Trustee shall be entitled to be reimbursed for such payments.

SECTION 3.03. If an appointment is made pursuant to this Article III, the registered Bonds shall have endorsed thereon, in addition to the Trustee’s Certificate, an alternate Trustee’s Certificate in the following form:

This bond is one of the bonds of the Series designated thereon, described in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	[Form-Not for Signature]
[NAME OF AUTHENTICATING AGENT], Authenticating Agent

By:	[Form-Not for Signature]
Authorized Officer

SECTION 3.04. No provision of this Article III shall require the Trustee to have at any time more than one such authenticating agent for any one State or to appoint any such authenticating agent in the State in which the Trustee has its principal place of business.

ARTICLE IV

FINANCING STATEMENT TO COMPLY WITH

THE UNIFORM COMMERCIAL CODE

SECTION 4.01. The name and address of the debtor and secured party are set forth below:

Debtor:	Northern States Power Company c/o Dawn Schultz, Siting & Land Rights Xcel Energy PO Box 8 Eau Claire, WI 54702-0008

Secured Party:	U.S. Bank Trust Company, National Association, as Trustee c/o U.S. Bank Global Corporate Trust Services 60 Livingston Avenue, EP-MN-WS3C St. Paul, Minnesota 55107

NOTE: Northern States Power Company, the debtor above named, is “a transmitting utility” under the Uniform Commercial Code as adopted in Wisconsin and Michigan.

SECTION 4.02. Reference to Article I hereof is made for a description of the property of the debtor covered by this Financing Statement with the same force and effect as if incorporated in this Section 4.02 at length.

SECTION 4.03. The maturity dates and respective principal amounts of obligations of the debtor secured and presently to be secured by the Indenture, reference to all of which for the terms and conditions thereof is hereby made with the same force and effect as if incorporated herein at length, are as follows:

First Mortgage Bonds	Principal Amount
Series due September 1, 2038	$200,000,000
Series due October 1, 2042	$100,000,000
Series due June 15, 2024	$200,000,000
Series due December 1, 2047	$100,000,000
Series due September 1, 2048	$200,000,000
Series due May 1, 2051	$100,000,000
Series due May 1, 2051	$100,000,000
Series due September 15, 2052	$100,000,000
Series due June 15, 2053	$125,000,000
Series due June 15, 2054	$650,000,000
Series due June 15, 2041	$250,000,000

SECTION 4.04. This Financing Statement is hereby adopted for all of the First Mortgage Bonds of the Series mentioned above secured by said Indenture.

SECTION 4.05. The 1947 Indenture, the Restated Indenture and the Supplemental Trust Indentures, as set forth below, have been filed or recorded in each and every office in the States of Wisconsin and Michigan designated by law for the filing or recording thereof in respect of all property of the Company subject thereto:

Original Indenture Dated April 1, 1947	Supplemental Trust Indenture Dated March 1, 1949

Supplemental Trust Indenture Dated June 1, 1957	Supplemental Trust Indenture Dated August 1, 1964

Supplemental Trust Indenture Dated December 1, 1969	Supplemental Trust Indenture Dated September 1, 1973

Supplemental Trust Indenture Dated February 1, 1982	Supplemental Trust Indenture Dated March 1, 1982

Supplemental Trust Indenture Dated June 1, 1986	Supplemental Trust Indenture Dated March 1, 1988

Supplemental and Restated Trust Indenture Dated March 1, 1991	Supplemental Trust Indenture Dated April 1, 1991

Supplemental Trust Indenture Dated March 1, 1993	Supplemental Trust Indenture Dated October 1, 1993

Supplemental Trust Indenture Dated December 1, 1996	Supplemental Trust Indenture Dated September 1, 2003

Supplemental Trust Indenture Dated September 1, 2008	Supplemental Trust Indenture Dated October 1, 2012

Supplemental Trust Indenture Dated June 1, 2014	Supplemental Trust Indenture Dated November 1, 2017

Supplemental Trust Indenture Dated September 1, 2018	Supplemental Trust Indenture Dated May 18, 2020

Supplemental Trust Indenture Dated July 19, 2021	Supplemental Trust Indenture Dated July 15, 2022

Supplemental Trust Indenture Dated May 10, 2023	Supplemental Trust Indenture Dated May 13, 2024

SECTION 4.06. The property covered by this Financing Statement also shall secure additional series of First Mortgage Bonds of the debtor that may be issued from time to time in the future in accordance with the provisions of the Indenture.

SECTION 4.07. Each of the Company, as debtor, and the Trustee, as secured party, authorizes the filing of additional financing statements and amendments of financing statements for the purpose of confirming and giving further force and effect to this Financing Statement and the security interests created by the Indenture.

ARTICLE V

MISCELLANEOUS

SECTION 5.01. The recitals of fact herein, except the recital to the effect that the Trustee has duly succeeded the Preceding Trustee as Trustee under the Indenture and the recital that the Trustee has duly determined to execute this Supplemental Trust Indenture and be bound, insofar as it may lawfully so do, by the provisions hereof and in the bonds shall be taken as statements of the Company and shall not be construed as made by the Trustee. The Trustee makes no representations as to the value of any of the property subjected to the Lien of the Indenture, or any part thereof, or as to the title of the Company thereto, or as to the security afforded thereby and hereby, or as to the validity of this Supplemental Trust Indenture or of the bonds issued under the Indenture by virtue hereof (except the Trustee’s certificate), and the Trustee shall incur no responsibility in respect of such matters.

SECTION 5.02. This Supplemental Trust Indenture shall be construed in connection with and as a part of the Indenture.

SECTION 5.03. (a) If any provision of this Supplemental Trust Indenture limits, qualifies or conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939, as amended (as enacted prior to the date of this Supplemental Trust Indenture) by any of the provisions of Sections 310 to 317, inclusive, of the said Act, such required provisions shall control.

(b) In case any one or more of the provisions contained in this Supplemental Trust Indenture or in the bonds issued hereunder shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

SECTION 5.04. Wherever in this Supplemental Trust Indenture the word “Indenture” is used without the prefix “1947,” “Original,” “Restated” or “Supplemental,” such word was used intentionally to include in its meaning the 1947 Indenture, as amended and restated by the Restated Indenture, and all indentures supplemental thereto.

SECTION 5.05. Wherever in this Supplemental Trust Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Trust Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 5.06. (a) This Supplemental Trust Indenture may be executed simultaneously in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

(b) The Table of Contents and the descriptive headings of the several Articles of this Supplemental Trust Indenture were formulated, used and inserted in this Supplemental Trust Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, NORTHERN STATES POWER COMPANY, a Wisconsin corporation, party of the first part, has caused its corporate name to be hereunto affixed, and this Supplemental Trust Indenture, to be signed by its President or a Vice President, and attested by an authorized officer, for and in its behalf, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association duly organized and existing under and by virtue of the laws of the United States of America, as Trustee, party of the second part, to evidence its acceptance of the trust hereby created, has caused this Supplemental Trust Indenture to be signed by its President or a Vice President, and attested by an authorized officer, for and in its behalf, all done as of this 9th day of June, 2026.

NORTHERN STATES POWER COMPANY

/s/ Todd A. Wehner
By: Todd A. Wehner
Its: Vice President, Treasurer

Attest:

/s/ Amy L. Schneider
By: Amy L. Schneider
Its: Vice President, Corporate Secretary

[Signature Page to Supplemental Trust Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

/s/ Joshua A. Hahn
By: Joshua A. Hahn
Its: Vice President

Attest:

/s/ Jason Dressel
By: Jason Dressel
Its: Vice President

[Signature Page to Supplemental Trust Indenture]

STATE OF MINNESOTA	)
	)	SS.:
COUNTY OF HENNEPIN	)

On this the 9th day of June, 2026, before me, Joanne Marie McNabb, a Notary Public, the undersigned officer, personally appeared Todd A. Wehner and Amy L. Schneider, who acknowledged themselves to be the Vice President, Treasurer and the Vice President, Corporate Secretary, respectively, of Northern States Power Company, a Wisconsin corporation, and that they, as such Vice President, Treasurer and Vice President, Corporate Secretary, respectively, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as Todd A. Wehner and Amy L. Schneider, respectively.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Joanne Marie McNabb Notary Public, State of Minnesota County of Hennepin My commission expires: January 31, 2030

(NOTARY SEAL)

[Notary Page to Supplemental Trust Indenture]

STATE OF MINNESOTA	)
	)	SS.:
COUNTY OF RAMSEY	)

On this the 5th day of June, 2026, before me, Ben Palmer, a Notary Public, the undersigned officer, personally appeared Joshua A. Hahn and Jason Dressel, who acknowledged themselves to each be a Vice President of U.S. Bank Trust Company, National Association, a national banking association, and that they, as such Vice Presidents, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as Vice President and Vice President, respectively.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Ben Palmer Notary Public In and For County of Ramsey State of Minnesota My commission expires: January 31, 2028
(NOTARY SEAL)

[Notary Page to Supplemental Trust Indenture]

SCHEDULE A

The property referred to in the granting clause in the foregoing Supplemental Trust Indenture from Northern States Power Company to U.S. Bank Trust Company, National Association, as Trustee, dated June 9, 2026, includes parts or parcels of real property and other property hereinafter more specifically described. Such description, however, is not intended to limit or impair the scope or intention of the general description contained in the granting clauses or elsewhere herein or in the Indenture.

I. PROPERTIES IN THE STATE OF WISCONSIN

1.	The following described real property, situated, lying and being in the County of Clark, to wit:

Grassland Substation (New)

West 435 feet of the North 550 feet of the SW 1⁄4 of the SW 1⁄4 of Section 12, Township 26 North, Range 2 West, Town of Eaton, Clark County, Wisconsin, EXCEPT Lot One (1) of Clark County Certified Survey Map No. 1199 recorded in Volume 684 Records, page 201 as Document No. 509835.

The Parcel Identification Number is 010.0222.0001.

2.	The following described real property, situated, lying and being in the County of Dunn, to wit:

Elk Creek Solar

That part of the Southwest Quarter (SW1/4) of Section 8, Township 27 North, Range 11 West, described as follows: Commencing at the quarter post between Sections 8 and 17 in said Township 27, Range 11 West, thence North on the quarter line 6 chains and 62 links, thence North 62 1/2° West, 40 chains and 75 links, thence North 68°, West 4 chains and 70 links to the west section line of said Section 8, thence South on said section line 26 chains and 96 links to the Southwest corner of said Section 8, thence East on the South section line of said Section 8 to the point of commencement, except: However that part conveyed to the Methodist Episcopal Church of Waneka and the highway running across said Southwest Quarter (SW1/4) of Section 8 in a Southwesterly direction, Dunn County, Wisconsin.

Also except that portion conveyed for highway purposes in deed dated March 1, 2016 and record April 18, 2016 as Document 614570.

The Parcel Identification Number is 17034-2-271108-320-0005.

Elk Mound Laydown Yard

Lot 3 of Certified Survey Map No. 5144 as recorded in Volume 26 of Certified Survey Maps on Page 124 as Document No. 676180; being a part of Lot 1 of Certified Survey Map No. 2921 as recorded in Volume 13 of Certified Survey Maps on Page 81 as Document No. 509658; located in the SW 1⁄4 of the NW 1⁄4 of Section 22, Township 28 North, Range 11 West, Town of Elk Mound, Dunn County, Wisconsin.

The Parcel Identification Number is 17008-2-281122-230-0003.

3.	The following described real property, situated, lying and being in the County of Eau Claire, to wit:

Elk Farm Substation

Parcel 1:

The NW1/4 of the NE1/4 of Section 7, Township 27 North, Range 8 West, Town of Seymour, Eau Claire County, Wisconsin; EXCEPT the North 600 feet of the West 450 feet thereof.

Parcel 2:

The NW1/2 of the SW1/4 of the NE1/4 of the NE1/4 of Section 7, Township 27 North, Range 8 West, Town of Seymour, Eau Claire County, Wisconsin.

Parcel 3:

The North 600 feet of the West 450 feet of the NW 1⁄4 of the NE 1⁄4 of Section 7, Township 27 North, Range 8 West, Town of Seymour, Eau Claire County, Wisconsin.

The Parcel Identification Numbers are 020-1036-04-000, 020-1036-02-000 and 020-1036-04-010.

4.	The following described real property, situated, lying and being in the County of St. Croix, to wit:

Junction Mill Substation

The North 637 feet of the Northeast Quarter of the Northwest Quarter (NE1/4-NW1/4), Section Twenty-six (26), Township Twenty-eight (28) North, Range Nineteen (19) West, Town of Troy, St. Croix County, Wisconsin.

The Parcel Identification Number is 040-1103-60-000.

5.	The following described real property, situated, lying and being in the County of Trempealeau, to wit:

Tremval North Substation

That part of the SW1/4 of the SE1/4 of Section 8, Township 21 North, Range 7 West, Town of Preston, Trempealeau County, Wisconsin, lying on the South side of the highway; EXCEPTING therefrom the following described lands:

Beginning at a point where the South right of way of the North River Road crosses the West line of said SW1/4 of the SE1/4; thence South along the West line a distance of 330.0 feet; thence East a distance of 132.0 feet; thence North parallel with the West line of forty a distance of 270.0 feet to the South line of right of way; thence North 66° West a distance of 144.0 feet to the point of beginning.

AND

The NW1/4 of the NE1/4 of Section 17, Township 21 North, Range 7 West, Town of Preston, Trempealeau County, Wisconsin; EXCEPT that part described as follows:

Commencing at the NW corner of said NW1/4 of the NE1/4; thence East 132 feet along the right of way of the highway; thence South 330 feet, parallel to the East line of said forty; thence West 132 feet to the West line of said forty, running parallel to the North line of said forty; thence North 330 feet along the West line of said forty to the point of beginning; ALSO EXCEPT Commencing at the Northeast corner of said NW1/4 of the NE1/4; thence running West about 25 rods to the center of Highway running through said NW1/4 of the NE1/4; thence in a Southeasterly direction along the center of Highway to the East line of said forty; thence North on said forty line 14 rods 10 feet to the point of beginning.

AND

That part of the NW1/4 of the NE1/4 of Section 17, Township 21 North, Range 7 West, Town of Preston, Trempealeau County, Wisconsin, described as follows:

Commencing at the NW corner of said NW1/4 of the NE1/4; thence East 132 feet along the right of way of the highway; thence South 330 feet, parallel to the East line of said forty; thence West 132 feet to the West line of said forty, running parallel to the North line of said forty; thence North 330 feet along the West line of said forty to the point of beginning.

AND

The SW1/4 of the NE1/4 of Section 17, Township 21 North, Range 7 West, Town of Preston, Trempealeau County, Wisconsin.

The Parcel Identification Numbers are 024-00184-0000, 024-00417-0000, 024-00418-0000 and 024-00419-0000.

II. TRANSMISSION LINES OF THE COMPANY

IN THE STATE OF WISCONSIN

The electric transmission lines of the Company, including towers, poles, pole lines, wire switch racks, switchboards, insulators, and other appliances and equipment, and all other property forming a part thereof or appertaining thereto, and all service lines extending therefrom; together with all rights for or relating to the construction, maintenance of operation thereof, through, over, under, or upon any private property of public street or highways within as well as without the corporate limits of any municipal corporation, and particularly the following described lines, to wit:

Line 3351

Iron County

Section 23, Township 46 North, Range 2 East

Note: Not to be indexed in the Iron County tract index.

Line 3502

Barron County

Sections 15, 16, 17, 21, 22, 27, 28, Township 34 North, Range 12 West

Note: Not to be indexed in the Barron County tract index.

Line 3604

Bayfield County

Section 29, Township 50 North, Range 8 West

Note: Not to be indexed in the Bayfield County tract index.

COMPANY’S RECEIPT FOR COPY

The undersigned, Northern States Power Company, a Wisconsin corporation, the Company described in the foregoing instrument, hereby acknowledges that it has as of this day received from U.S. Bank Trust Company, National Association the Supplemental Trust Indenture described therein, a full, true, complete, and correct copy of said instrument with signatures and acknowledgments thereon shown. Dated as of this 9th day of June, 2026.

NORTHERN STATES POWER COMPANY

/s/ Todd A. Wehner
By: Todd A. Wehner
Its: Vice President, Treasurer

Attest:

/s/ Amy L. Schneider
By: Amy L. Schneider
Its: Vice President, Corporate Secretary

STATE OF MINNESOTA	)
) ss.
COUNTY OF HENNEPIN	)

This instrument was acknowledged before me on June 9th, 2026, by Todd A. Wehner and Amy L. Schneider, as the Vice President, Treasurer and the Vice President, Corporate Secretary, respectively, of NORTHERN STATES POWER COMPANY, a Wisconsin corporation.

[Notarial Seal]

/s/ Joanne Marie McNabb
Name printed: Joanne Marie McNabb
Notary Public, State of Minnesota
My commission expires: January 31, 2030

[Notary Page - Company’s Receipt for Copy]